EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 1999 relating to the financial statements and financial statement schedule, which appears in Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
November 2, 1999